UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2014

PATHFINDER BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Maryland	333-196676	To Be Applied For
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

214 West First Street, Oswego, NY	13126
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (315) 343-0057

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into a Material Definitive Agreement

On August 12, 2014, Pathfinder Bancorp, Inc., a federal corporation (“Pathfinder-Federal”), Pathfinder Bancorp, Inc., a Maryland corporation (“New Pathfinder”), Pathfinder Bancorp, MHC and Pathfinder Bank entered into an Agency Agreement with Keefe, Bruyette & Woods, Inc., a Stifel company (“KBW”), who will act as financial advisor during New Pathfinder’s stock offering and assist in the marketing of New Pathfinder’s common stock.

For these services, KBW will receive a success fee of $225,000 if the offering is completed. If there is a syndicated offering, KBW will be paid a fee equal to 6.0% of the dollar amount of total shares sold in the syndicated offering.  All fees payable with respect to a syndicated offering will be in addition to the success fee. KBW will also receive a fee of $25,000 for its role as records management agent.

The shares of common stock are being offered pursuant to a Registration Statement on Form S-1 (Registration No. 333-196676) filed by New Pathfinder under the Securities Act of 1933, as amended, and a related prospectus dated August 12, 2014.

The foregoing description of the terms of the Agency Agreement is qualified in its entirety by reference to the Agency Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Item 8.01     Other Events

On August 15, 2014, Pathfinder-Federal announced that New Pathfinder, the proposed holding company for Pathfinder Bank, and Pathfinder Bancorp, MHC have received conditional approval from the Board of Governors of the Federal Reserve System on August 12, 2014 to commence the second step conversion and offering. Pathfinder-Federal also announced that the registration statement relating to the sale of common stock of New Pathfinder was declared effective by the Securities and Exchange Commission on August 12, 2014.

A copy of the press release dated August 15, 2014, is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

1.1	Agency Agreement dated August 12, 2014, by and among Pathfinder-Federal, New Pathfinder, Pathfinder Bank, Pathfinder Bancorp, MHC and KBW

99.1	Press Release dated August 15, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATHFINDER BANCORP, INC.
DATE: August 15, 2014	By:	/s/ Thomas W. Schneider
Thomas W. Schneider
President and Chief Executive Officer